Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

For Immediate Release

TESSCO Announces Third Consecutive Record Quarter - $0.45 EPS

Trailing Twelve Month Earnings Hit $1.44 per Share

SECOND QUARTER HIGHLIGHTS

•                  Quarterly earnings per share grow 246%, reaching $0.45.

•                  Quarterly EBITDA per share of $1.00.

•                  Quarter operating margin more than doubles, reaching 2.7%.

•                  Over 10% of outstanding shares were repurchased during the quarter.

HUNT VALLEY, MARYLAND, OCTOBER 16, 2008 - TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the second quarter and six months ended September 28, 2008 slightly ahead of schedule due to the recent market turmoil.  The conference call will occur as originally scheduled on October 22, 2008 at 10 a.m. EDT.

Chairman, President and CEO Robert B. Barnhill, commented on the quarter, “I am very proud of our team’s execution of the long-term strategic plan, resulting in record earnings for a third consecutive quarter. Our results reflect extraordinary performance in what we all know is a very difficult economic environment.”

“We believe our success is a function of our industry, value proposition, strategy and execution. We are a leader in the expanding and converging world of mobile, fixed and in-building wireless broadband systems. Our value proposition of being Your Total Source®, delivering everything, where and when required, resonates with customers that build, operate and use these systems.  By assuring guaranteed availability and delivery, we continue to expand our customer base and the products they purchase.”

“Our focus on pricing strategies, procurement costs, and our proprietary products has grown gross margins; and this growth, combined with operational productivity, has dramatically improved our bottom line margins.”

“We ended the quarter with outstanding growth in profits, excellent momentum, minimal debt and significant credit availability, and preparedness for what we know will be a continued difficult marketplace. We are reaffirming, for our fiscal year ending March 29, 2009, earnings expectation of $1.35 to $1.50 per share.”

-more-

FINANCIAL HIGHLIGHTS

				Sequential	Year-over-year
$ in millions, except buyers and per share figures	Q2 FY09	Q1 FY09	Q2 FY08	change	change
EPS, diluted	$0.45	$0.38	$0.13	18%	246%
Net Income	$2.2	$2.1	$0.7	9%	212%
Net Income as % of Revenues	1.6%	1.7%	0.5%
EBITDA	$5.0	$4.6	$2.5	8%	95%
EBITDA per diluted share	$1.00	$0.86	$0.46	16%	117%
Revenues	$143.8	$122.1	$132.5	18%	8%
Non-Concentrated Revenues	$95.6	$88.3	$88.3	8%	8%
Gross Profit	$34.2	$31.0	$28.7	10%	19%
GP%	23.8%	25.4%	21.6%
Buyers	8,880	8,760	8,814	1%	1%

See discussion of EBITDA and reconciliation to net income below. Non-concentrated revenue is total revenue excluding our tier one carrier and large repair and replacements parts relationships.

			Year-over-year	Trailing Twelve
$ in millions, except buyers and per share figures	YTD FY09	YTD FY08	change	Fiscal Months*
EPS, diluted	$0.83	$0.28	196%	$1.44
Net Income	$4.3	$1.6	172%	$7.5
Net Income as % of Revenues	1.6%	0.6%		1.4%
EBITDA	$9.6	$5.3	82%	$17.2
EBITDA per diluted share	$1.85	$0.94	97%	$3.28
Revenues	$265.8	$256.9	3%	$529.9
Non-Concentrated Revenues	$183.9	$169.0	9%	$359.7
Gross Profit	$65.2	$56.8	15%	$125.4
GP%	24.5%	22.1%		23.7%
Buyers	8,821	8,694	1%	8,761

*Trailing Twelve Months includes October FY08 through September FY09, representing our four most recent fiscal quarters.

See discussion of EBITDA and reconciliation to net income below. Non-concentrated revenue is total revenue excluding our tier one carrier and large repair and replacement parts relationships.

Second Quarter 2009 Lines of Business Operational Results (all comparisons are to last year’s second quarter unless indicated otherwise):

•                  Network Infrastructure Equipment

Revenues totaled $47.6 million, increasing 12.7 percent, primarily as a result of higher sales of RF propagation and site support products, partially offset by lower sales of broadband products, which also carry lower gross margins than RF propagation and site support products.  Accordingly, gross margin in this line of business increased from 24.9 percent to 27.2 percent.  Buyers in this line of business increased 5.6 percent and purchases per buyer increased 6.7 percent.

•                  Mobile Devices and Accessories

Revenues totaled $73.2 million, increasing 7.8 percent primarily as a result of increased sales of cellular accessories to resellers and users. Gross profit in this line of business increased 22.5 percent primarily as a result of a change in the product mix of sales to our tier one carrier, as well as significantly improved margins to our other retail customers. Buyers and their monthly purchases in this line of business, excluding the tier one carrier and consumers, remained flat.

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•                  Installation, Test and Maintenance

Revenues totaled $22.9 million, a 2.7 percent increase. Gross profit margin remained flat at 21.5 percent.  Buyers in this line of business declined 3.2 percent and purchases per buyer increased 6.1 percent.

Stock Buyback Program

During the second quarter, an aggregate of 539,392 shares of common stock were repurchased.  Of the 539,392 shares, 69,392 shares were repurchased under our stock buyback program for $14.74 per share and 470,000 shares were repurchased outside the program in a privately negotiated transaction for $13.64 per share.

Under our buyback program, up to 185,201 shares remain available for repurchase from time to time in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility.  No timetable has been set for the completion of the program.

Business Outlook

The following statements and the statements above made by Robert Barnhill as to anticipated results and future prospects are based on current expectations and analysis. These statements are forward-looking, and actual results may differ materially. The nature of our business is that we typically ship products within several days after booking orders; the lack of an order backlog makes it inherently difficult to forecast future results.

The Company is maintaining the fiscal 2009 earnings per share guidance of $1.35 to $1.50 it recently announced on September 22, 2008,  when the guidance was raised from the previously announced range of $1.25 to $1.40 per share.

Conference Call

A conference call will be held on October 22, 2008 at 10:00 a.m. EDT to discuss the financial results for the second quarter of fiscal year 2009.  The conference call will also be available via Web cast by visiting: http://www.tessco.com/go/pressroom.

TESSCO expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts, and others. At these meetings, TESSCO may reiterate the Business Outlook published in this press release. At the same time, TESSCO will keep this press release and Business Outlook publicly available on its Web site (www.tessco.com). However, the Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as an indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating

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activities as a measure of liquidity.  EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding.

Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s debt instruments is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies Incorporated is a provider of the product and supply chain solutions needed to build, operate and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; and our inability to hire or retain for any reason our key professionals, management and staff.

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TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 28, 2008	June 29, 2008	September 30, 2007	September 28, 2008	September 30, 2007

Revenues	$143,773,700	$122,068,300	$132,518,300	$265,842,000	$256,948,400
Cost of goods sold	109,553,100	91,055,400	103,837,700	200,608,500	200,106,800
Gross profit	34,220,600	31,012,900	28,680,600	65,233,500	56,841,600
Selling, general and administrative expenses	30,298,000	27,494,600	27,340,000	57,792,600	54,008,800
Income from operations	3,922,600	3,518,300	1,340,600	7,440,900	2,832,800
Interest, net	165,900	136,800	115,900	302,700	176,800
Income before provision for income taxes	3,756,700	3,381,500	1,224,700	7,138,200	2,656,000
Provision for income taxes	1,518,000	1,318,800	508,300	2,836,800	1,073,600
Net income	$2,238,700	$2,062,700	$716,400	$4,301,400	$1,582,400

Basic earnings per share	$0.46	$0.39	$0.13	$0.85	$0.29
Diluted earnings per share	$0.45	$0.38	$0.13	$0.83	$0.28
Basic weighted average shares outstanding	4,821,000	5,270,800	5,328,100	5,045,600	5,374,400
Diluted weighted average shares outstanding	4,945,600	5,389,800	5,538,600	5,191,800	5,616,500

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	September 28, 2008	March 30, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$1,406,900	$2,086,200
Trade accounts receivable, net	53,096,600	55,698,600
Product inventory	54,776,400	49,057,300
Deferred tax assets	4,048,800	4,048,800
Prepaid expenses and other current assets	2,790,800	1,827,500
Total current assets	116,119,500	112,718,400

Property and equipment, net	21,442,600	22,233,600
Goodwill, net	6,550,700	6,310,100
Other long-term assets	2,457,100	2,536,500
Total assets	$146,569,900	$143,798,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$66,000,300	$64,433,400
Payroll, benefits and taxes	6,657,800	3,014,400
Income and sales tax liabilities	4,347,600	3,588,700
Accrued expenses and other current liabilities	1,485,700	1,253,600
Revolving line of credit	2,127,700	3,353,500
Current portion of long-term debt	361,400	360,400
Total current liabilities	80,980,500	76,004,000

Deferred tax liabilities	2,189,300	2,189,300
Long-term debt, net of current portion	3,662,300	3,842,600
Other long-term liabilities	1,571,800	1,611,100
Total liabilities	88,403,900	83,647,000

Shareholders’ Equity:
Preferred stock	—	—
Common stock	79,700	78,200
Additional paid-in capital	33,402,700	32,087,400
Treasury stock, at cost	(41,118,200)	(33,454,300)
Retained earnings	65,854,300	61,552,900
Accumulated other comprehensive (loss)	(52,500)	(112,600)
Total shareholders’ equity	58,166,000	60,151,600

Total liabilities and shareholder’s equity	$146,569,900	$143,798,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 28, 2008	June 29, 2008	September 30, 2007	September 28, 2008	September 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$2,238,700	$2,062,700	$716,400	$4,301,400	$1,582,400

Add:

Provision for income taxes	1,518,000	1,318,800	508,300	2,836,800	1,073,600

Interest, net	165,900	136,800	115,900	302,700	176,800

Depreciation and amortization	1,041,700	1,098,900	1,203,400	2,140,600	2,433,300

EBITDA	$4,964,300	$4,617,200	$2,544,000	$9,581,500	$5,266,100

EBITDA per diluted share	$1.00	$0.86	$0.46	$1.85	$0.94
Diluted weighted average shares outstanding	4,945,600	5,389,800	5,538,600	5,191,800	5,616,500

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended September 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	$12,664	$436	$3,400	$16,500
Resellers	20,541	65,959	2,019	88,519
Users and Governments	14,407	3,716	17,501	35,624
Total Commercial/Government Revenue	47,612	70,111	22,920	140,643
Consumer Revenue	—	3,131	—	3,131
Total Revenue	$47,612	$73,242	$22,920	$143,774

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,249	$124	$726	$4,099
Resellers	5,761	13,974	477	20,212
Users and Governments	3,931	1,205	3,735	8,871
Total Commercial/Government Gross Profit	12,941	15,303	4,938	33,182
Consumer Gross Profit	—	1,039	—	1,039
Total Gross Profit	$12,941	$16,342	$4,938	$34,221

Change from the Quarter Ended September 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	10.4%	(23.2)%	(0.6)%	6.7%
Resellers	12.3%	8.3%	(11.5)%	8.7%
Users and Governments	15.3%	5.6%	5.3%	9.1%
Total Commercial/Government Revenue	12.7%	7.9%	2.7%	8.6%
Consumer Revenue	—	5.4%	—	5.4%
Total Revenue	12.7%	7.8%	2.7%	8.5%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	16.0%	(22.5)%	(12.9)%	8.0%
Resellers	27.7%	26.6%	(28.1)%	24.6%
Users and Governments	22.3%	9.2%	12.7%	16.3%
Total Commercial/Government Gross Profit	22.9%	24.4%	2.7%	20.0%
Consumer Gross Profit	—	(0.1)%	—	(0.1)%
Total Gross Profit	22.9%	22.5%	2.7%	19.3%

Change from the Quarter Ended June 29, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	9.7%	(36.3)%	(7.1)%	3.9%
Resellers	10.7%	29.9%	(25.7)%	22.8%
Users and Governments	12.1%	(2.5)%	18.4%	13.3%
Total Commercial/Government Revenue	10.9%	26.8%	8.3%	17.8%
Consumer Revenue	—	17.5%	—	17.5%
Total Revenue	10.9%	26.4%	8.3%	17.8%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	6.2%	(39.8)%	(19.2)%	(1.6)%
Resellers	15.5%	15.4%	(36.7)%	13.2%
Users and Governments	8.1%	(5.5)%	20.9%	10.9%
Total Commercial/Government Gross Profit	10.8%	12.6%	4.2%	10.6%
Consumer Gross Profit	—	4.1%	—	4.1%
Total Gross Profit	10.8%	12.0%	4.2%	10.3%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Six Months Ended September 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	$24,206	$1,119	$7,060	$32,385
Resellers	39,091	116,754	4,737	160,582
Users and Governments	27,263	7,529	32,287	67,079
Total Commercial/Government Revenue	90,560	125,402	44,084	260,046
Consumer Revenue	—	5,796	—	5,796
Total Revenue	$90,560	$131,198	$44,084	$265,842

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$6,309	$330	$1,624	$8,263
Resellers	10,747	26,086	1,231	38,064
Users and Governments	7,566	2,480	6,824	16,870
Total Commercial/Government Gross Profit	24,622	28,896	9,679	63,197
Consumer Gross Profit	—	2,037	—	2,037
Total Gross Profit	$24,622	$30,933	$9,679	$65,234

Change from Six Months Ended September 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	5.7%	(2.6)%	17.2%	7.7%
Resellers	9.0%	(1.0)%	1.6%	1.3%
Users and Governments	16.3%	11.3%	(2.4)%	6.0%
Total Commercial/Government Revenue	10.2%	(0.3)%	0.8%	3.3%
Consumer Revenue	—	12.2%	—	12.2%
Total Revenue	10.2%	0.1%	0.8%	3.5%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	15.2%	1.9%	7.5%	13.0%
Resellers	23.3%	16.2%	(15.9)%	16.7%
Users and Governments	25.4%	14.6%	0.5%	12.6%
Total Commercial/Government Gross Profit	21.7%	15.9%	(0.9)%	15.1%
Consumer Gross Profit	—	6.5%	—	6.5%
Total Gross Profit	21.7%	15.2%	(0.9)%	14.8%

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